UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2010
Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	1-33732	42-1572539

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey	07001

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(732) 499-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07	Submission of Matters to Vote of Security Holders.
(a)	A Special Meeting of Stockholders (the “Special Meeting”) of Northfield Bancorp, Inc. (the “Company”) was held on September 27, 2010.
(b)	There were 44,540,653 shares of common stock of the Company eligible to be voted at the Special Meeting (including 24,641,684 shares held by Northfield Bancorp, MHC) and 37,180,128 shares represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.
The items voted upon at the Special Meeting and the vote for each proposal were as follows:
1.	The approval of the Plan of Conversion and Reorganization.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
36,733,851	386,858	59,419	None
2.	The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Plan of Conversion and Reorganization.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
35,538,347	1,567,545	74,236	None
3.	The following informational proposals:
a.	The approval of a provision in the certificate of incorporation of Northfield Bancorp, Inc, a Delaware corporation (“Northfield-Delaware”) requiring a super-majority vote of stockholders to approve certain amendments to Northfield-Delaware’s certification of incorporation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
31,068,560	6,028,787	82,781	None
b.	The approval of a provision in Northfield-Delaware’s certificate of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Northfield-Delaware’s bylaws.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
31,017,977	6,079,591	82,560	None
c.	The approval of a provision in Northfield-Delaware’s certificate of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Northfield-Delaware’s outstanding voting stock.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
33,134,462	3,917,129	128,537	None
     (c) Not applicable

Item 8.01	Other Events
In addition to the stockholder vote noted in Item 5.07 above, the Plan of Conversion and Reorganization also requires the approval of the members of Northfield Bancorp, MHC. On

     September 27, 2010, Northfield Bancorp, MHC adjourned its Special Meeting of members until 2:00 p.m., September 30, 2010 to permit more time to solicit additional proxies.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: September 29, 2010	By:	/s/ Steven M. Klein
Steven M. Klein
Executive Vice President and Chief Financial Officer